UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 12, 2004

THE BOEING COMPANY

(Exact name of registrant as specified in its charter)

Commission file number 1-442

Delaware	91-0425694

(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

100 N. Riverside, Chicago, IL	60606-1596

(Address of principal executive offices)	(Zip Code)

(312) 544-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 12, 2004, the Compensation Committee of The Boeing Company (the “Company”) approved amendments to the 1999 Bonus and Retention Award Plan (the “Plan”) as follows: (1) changing the name of the Plan to the 2004 Variable Compensation Plan; (2) broadening the scope of the Plan to include sales incentives/commission programs and variable pay programs for certain union-represented employees; (3) requiring approval of payouts by the head of the applicable business unit; (4) eliminating maximum target award and excepting sales incentive/commission programs from the maximum payout of 200% of target award; (5) allowing for the adjustment of goals to account for extraordinary events/changes in business conditions; and (6) raising the maximum aggregate annual awards for each program created under the Plan to $25 million.

Item 9.01. Financial Statements and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

10.1    2004 Variable Compensation Plan

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

THE BOEING COMPANY

(Registrant)

/s/ James C. Johnson
James C. Johnson

Vice President, Corporate Secretary and Assistant General Counsel

Date: December 16, 2004

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EXHIBIT INDEX

Exhibit Number	Description

10.1	2004 Variable Compensation Plan

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